                           OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK

                                       OF

                          OPTICAL SECURITY GROUP, INC.

                                      FOR

                              $7.00 NET PER SHARE

                                       BY

                           APPLIED OPSEC CORPORATION

                          A WHOLLY-OWNED SUBSIDIARY OF

                            APPLIED HOLOGRAPHICS PLC

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 NOON, NEW YORK CITY TIME, ON FRIDAY, JANUARY 7, 2000, UNLESS EXTENDED.

                                                                December 6, 1999

    To Our Clients:

    Enclosed for your consideration are an Offer to Purchase, dated December 6, 1999 (the "Offer to Purchase"), and a related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer") relating to an offer to purchase by Applied Opsec Corporation, a Colorado corporation (the "Purchaser"), and a wholly-owned subsidiary of Applied Holographics PLC, a public limited company incorporated and existing under the laws of England and Wales ("Parent"), all outstanding shares (the "Shares") of common stock, par value $.005 per share ("Common Stock"), of Optical Security Group, Inc., a Colorado corporation (the "Company"), at $7.00 per Share, net to the seller, in cash, upon the terms and subject to the conditions set forth in the Offer. Also enclosed is the Letter to Stockholders of the Company from the Chief Executive Officer and Chairman of the Board of Directors of the Company accompanied by the Company's Solicitation/Recommendation Statement on Schedule14D-9.

    WE ARE (OR OUR NOMINEE IS) THE HOLDER OF RECORD OF SHARES HELD BY US FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

    We request instructions as to whether you wish to tender any of or all the Shares held by us for your account, pursuant to the terms and conditions set forth in the Offer.

    Your attention is directed to the following:

    1. The tender price is $7.00 per Share, net to the seller in cash, upon the terms and subject to the conditions set forth in the Offer.

    2. The Board of Directors of the Company has unanimously approved the Offer and the Merger (as defined below) and determined that the terms of the Offer and the Merger are fair to, and in the best interests of, the stockholders of the Company and unanimously recommends that the stockholders of the Company accept the Offer and tender their Shares.

    3.  The Offer is being made for all outstanding Shares.

    4. The Offer is being made pursuant to the Agreement and Plan of Merger, dated as of November 30, 1999 (the "Merger Agreement"), by and among Parent, the Purchaser and the Company pursuant to which, following the consummation of the Offer and the satisfaction or waiver of certain conditions, the Purchaser will be merged with and into the Company, with the Company surviving the merger as a wholly owned subsidiary of Parent (the "Merger"). In the Merger, each outstanding Share (other than Shares owned by the Company or any subsidiary of the Company or by Parent, the Purchaser or any other subsidiary of Parent or by stockholders, if any, who are entitled to and who properly exercise dissenters' rights under Colorado law) will be converted into the right to receive $7.00 per Share, without interest, as set forth in the Merger Agreement and described in the Offer to Purchase.

    5. The Offer is conditioned upon, among other things, there being validly tendered and not withdrawn prior to the date of the expiration of the Offer that number of Shares that would constitute at least a majority of the outstanding Shares (determined as of the date of the expiration of the Offer on a fully diluted basis, taking into account all Shares issuable on exercise or conversion of all options, warrants and any other rights to acquire Shares outstanding on the date of the expiration of the Offer) (the "Minimum Condition").

    6. The Offer and withdrawal rights will expire at 12:00 noon, New York City time, on Friday, January 7, 2000, unless the Offer is extended by the Purchaser.

    7. The Purchaser will pay any stock transfer taxes with respect to the transfer and sale of Shares to it or its order pursuant to the Offer, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

    If you wish to have us tender any of or all your Shares, please so instruct us by completing, executing, detaching and returning to us the instruction form set forth below. An envelope to return your instructions to us is enclosed. If you authorize tender of your Shares, all such Shares will be tendered unless otherwise specified below. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US PROMPTLY TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION OF THE OFFER.

    In all cases, payment for Shares accepted for payment pursuant to the Offer will be made only after timely receipt by Wilmington Trust Company (the "Depositary"), of (1) certificates for (or a timely Book-Entry Confirmation (as defined in the Offer to Purchase) with respect to) such Shares, (2) a Letter of Transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees, or, in the case of a book-entry transfer effected pursuant to the procedure set forth in Section 2 of the Offer to Purchase, an Agent's Message (as defined in the Offer to Purchase), and (3) any other documents required by the Letter of Transmittal. Accordingly, tendering stockholders may be paid at different times depending upon when certificates for Shares or Book-Entry Confirmations with respect to Shares are actually received by the Depositary. UNDER NO CIRCUMSTANCES WILL INTEREST BE PAID ON THE PURCHASE PRICE OF THE SHARES TO BE PAID BY THE PURCHASER, REGARDLESS OF ANY EXTENSION OF THE OFFER OR ANY DELAY IN MAKING SUCH PAYMENT.

    The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Shares in any jurisdiction in which the making or acceptance of the Offer would not be in compliance with the laws of such jurisdiction.

               INSTRUCTIONS WITH RESPECT TO THE OFFER TO PURCHASE

                FOR CASH ALL OUTSTANDING SHARES OF COMMON STOCK

                                       OF

                          OPTICAL SECURITY GROUP, INC.

                                       BY

                           APPLIED OPSEC CORPORATION

    The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated December 6, 1999 (the "Offer to Purchase"), and a related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer") relating to an offer to purchase by Applied Opsec Corporation, a Colorado corporation (the "Purchaser"), and a wholly-owned subsidiary of Applied Holographics PLC, a public limited company incorporated and existing under the laws of England and Wales ("Parent"), all outstanding shares (the "Shares") of common stock, par value $.005 per share ("Common Stock"), of Optical Security Group, Inc., a Colorado corporation (the "Company"), at $7.00 per Share, net to the seller, in cash, upon the terms and subject to the conditions set forth in this Offer. This will instruct you to tender the number of Shares indicated below held by you for the account of the undersigned on the terms and conditions set forth in such Offer.

Number of Shares to be Tendered* _______________________________________________

Date: __________________________________________________________________________

                                   SIGN HERE

Signature(s) ___________________________________________________________________

________________________________________________________________________________
                                 (PRINT NAME(S)

________________________________________________________________________________
                              (PRINT ADDRESS(ES))

________________________________________________________________________________
                      (AREA CODE AND TELEPHONE NUMBER(S))

________________________________________________________________________________
             (TAXPAYER IDENTIFICATION OR SOCIAL SECURITY NUMBER(S))

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*   Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.